Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2026 First-Quarter Financial Results

ARCHBOLD, OHIO, April 22, 2026, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2026 first quarter ended March 31, 2026, on a consolidated basis.

2026 First-Quarter Financial and Operating Highlights

(at March 31, 2026, and on a year-over-year basis unless noted)

•
92 consecutive quarters of profitability
•
Net income increased 37.8% to a first quarter record of $9.6 million, or $0.70 per basic and diluted share
•
Strong profitability drives ROAA to 1.14%, compared to 0.85%
•
Net charge-offs to average loans of 0.01%
•
Tier 1 leverage ratio was 9.02%
•
Cost of interest-bearing liabilities improved to 2.54%, from 2.76%
•
Net interest margin increased by 39 basis points to 3.42%
•
Efficiency ratio improved to 60.08%, compared to 66.79%
•
First quarter dividend per share increased 4.0% to $0.92 annualized

Lars B. Eller, President and Chief Executive Officer, stated, “We are off to an outstanding start in 2026, delivering 37.8% year-over-year earnings growth driven by a 39-basis point expansion in net interest margin, strong levels of noninterest income, and solid balance sheet management. Our ability to generate this level of growth in profitability while maintaining excellent credit quality and disciplined expense management underscores the strength of our core franchise. We are seeing meaningful operating leverage across the business, and believe this momentum positions us well for continued earnings expansion and long-term shareholder value creation.”

Income Statement

Net income for the quarter ended March 31, 2026, was $9.6 million, compared to $7.0 million for the same period last year. Net income per basic and diluted share for the 2026 first quarter was $0.70, compared to $0.51 for the same period last year.

Deposits

At March 31, 2026, total deposits were $2.81 billion, an increase of 4.1%, or $109.4 million from March 31, 2025. For the three months ended March 31, 2026, F&M’s cost of interest-bearing liabilities was 2.54%, compared to 2.76% in the same period last year.

“Deposit growth in the quarter demonstrates the early success of our new three-year, growth-oriented strategic plan, including our renewed focus on strengthening core deposit generation and expanding our treasury management and retail offerings. In addition, asset quality within the loan portfolio remains strong, with low levels of nonperforming assets, historically low charge-offs, and continued stability across our markets. We successfully resolved a number of watch list credits during the quarter, reflecting the effectiveness of our proactive credit management team. Importantly, underlying loan demand remains strong, with approximately $60 million in approved loans within our pipeline, providing a solid foundation for continued portfolio growth. These trends reflect our local decision-making, disciplined underwriting and proactive risk management practices,” continued Mr. Eller.

Loan Portfolio and Asset Quality

Total loans, net at March 31, 2026, increased 3.9%, or by $100.7 million to $2.68 billion, compared to $2.58 billion at March 31, 2025. The year-over-year increase was driven primarily by higher consumer real estate, commercial and industrial, and agricultural loans, partially offset by lower commercial real estate, agricultural real estate, and consumer loans.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans continue to normalize on a quarter-over-quarter basis and were $11.1 million, or 0.42% of total loans at March 31, 2026, compared to $11.3 million, or 0.42% of total loans at December 31, 2025, and $4.5 million, or 0.17% of total loans at March 31, 2025.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 49.0% of the Company’s total loan portfolio at March 31, 2026. F&M’s CRE portfolio included the following categories at March 31, 2026 (*):

CRE Category	Dollar Balance	Percent of CRE Portfolio	Percent of Total Loan Portfolio
Industrial	$241,208	18.4%	9.0%
Multi-family	233,030	17.7%	8.7%
Retail	224,629	17.1%	8.4%
Hotels	163,217	12.4%	6.1%
Office	133,398	10.1%	4.9%
Gas Stations	75,874	5.8%	2.8%
Food Service	51,638	3.9%	1.9%
Development	34,204	2.6%	1.3%
Auto Dealers	26,819	2.0%	1.0%
Senior Living	21,382	1.6%	0.8%
Other	110,150	8.4%	4.1%
Total CRE	$1,315,549	100.0%	49.0%

* Numbers have been rounded; totals may not foot due to rounding; and dollar amounts in thousands.

At March 31, 2026, the Company’s total allowance for credit losses to total loans was 1.08%, compared to 1.07% at March 31, 2025.

Mr. Eller concluded, “We have built a strong and scalable platform that positions F&M to deliver consistent performance while continuing to provide local banking solutions to the individuals and businesses we serve across Ohio, Indiana, and Michigan communities. This is an exciting time as we execute on our new three-year strategic plan, which is designed to build on our momentum and take F&M to the next level of growth, profitability, and long-term value creation.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 9.1% to $375.9 million, or $27.30 per share at March 31, 2026, from $344.6 million, or $25.12 per share at March 31, 2025. The Company had a Tier 1 leverage ratio of 9.02% at March 31, 2026, compared to 8.44% at March 31, 2025.

Tangible stockholders’ equity increased to $285.9 million at March 31, 2026, compared to $252.9 million at March 31, 2025. On a per share basis, tangible stockholders’ equity at March 31, 2026, was $20.76 per share, compared to $18.44 per share at March 31, 2025. Tangible stockholders’ equity and tangible book value per share are non-GAAP financial measures; see “Use of Non-GAAP Financial Measures.”

F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 31 consecutive years. For the quarter ended March 31, 2026, the Company declared cash dividends of $0.23 per share, representing a 4.0% increase over the same period last year.

About Farmers & Merchants Bancorp, Inc.:

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is a financial holding company headquartered in Archbold, Ohio, and the parent company of The Farmers & Merchants State Bank.

About Farmers & Merchants State Bank:

F&M Bank is a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and we have Loan Production Offices in Muncie, Indiana; and Perrysburg and Bryan, Ohio.

Use of Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures, including tangible stockholders’ equity and tangible book value per share. Management believes these measures facilitate period-to-period comparisons of the Company’s performance and provide useful supplemental information to investors; however, they should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Basis of Presentation

The financial information in this release is preliminary, based on management’s current expectations, and is subject to change pending completion of customary quarterly closing processes and review. Unless otherwise indicated, all figures are presented on a consolidated basis and comparisons are to the same period of the prior year. Averages may be annualized. Totals may not foot due to rounding.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “project,” “target,” “goal,” “will,” “would,” and similar expressions. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, deposit flows and pricing, liquidity and access to wholesale funding, interest rate and asset-liability management, credit quality (including commercial real estate exposures), collateral values, inflation and macroeconomic conditions, changes in laws and regulations (including capital and liquidity requirements and the implementation of “Basel III Endgame”), FDIC assessments, stress testing and supervisory expectations, cybersecurity and third-party/vendor risks, competition and technological change, geopolitical events, severe weather and natural disasters, agricultural sector conditions, the accuracy of CECL estimates and other accounting judgments, capital and dividend restrictions, and other risks described in F&M’s filings with the SEC. F&M undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest Income
Loans, including fees	$39,827	$40,999	$41,013	$39,530	$37,072
Debt securities:
U.S. Treasury and government agencies	2,305	2,259	2,224	2,231	2,097
Municipalities	349	362	366	369	382
Dividends	245	250	309	311	338
Federal funds sold and other	572	696	572	1,051	1,113
Total interest income	43,298	44,566	44,484	43,492	41,002
Interest Expense
Deposits	13,249	14,318	15,060	14,813	13,988
Federal funds purchased and securities sold under agreement to repurchase	145	226	273	272	271
Borrowed funds	2,176	1,966	1,966	2,411	2,550
Subordinated notes	284	285	284	285	284
Total interest expense	15,854	16,795	17,583	17,781	17,093
Net Interest Income - Before Provision for Credit Losses	27,444	27,771	26,901	25,711	23,909
Provision for Credit Losses - Loans	302	567	557	661	811
Provision for (Recovery of) Credit Losses - Off Balance Sheet Credit Exposures	6	(1)	(272)	27	(260)
Net Interest Income After Provision for Credit Losses	27,136	27,205	26,616	25,023	23,358
Noninterest Income
Customer service fees	483	337	370	330	381
Other service charges and fees	1,283	1,311	1,349	1,206	1,124
Interchange income	1,513	1,275	1,273	1,259	1,421
Loan servicing income	838	814	674	629	762
Net gain on sale of loans	575	306	444	257	284
Increase in cash surrender value of bank owned life insurance	655	640	247	239	244
Net gain (loss) on sale of other assets owned	-	(2)	-	15	(54)
Net loss on sale of available-for-sale securities	(347)	-	-	-	-
Total noninterest income	5,000	4,681	4,357	3,935	4,162

(continued)

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Noninterest Expense
Salaries and wages	8,267	8,037	8,108	7,567	7,878
Employee benefits	2,379	2,386	2,273	2,265	2,404
Net occupancy expense	1,169	1,052	1,104	1,075	1,199
Furniture and equipment	1,566	1,352	1,532	1,414	1,278
Data processing	994	964	1,109	1,057	557
Franchise taxes	400	397	397	397	397
ATM expense	576	676	665	761	491
Advertising	472	666	674	356	503
FDIC assessment	396	377	428	448	465
Servicing rights amortization - net	523	637	586	234	127
Loan expense	309	292	362	328	228
Consulting fees	254	182	242	494	745
Professional fees	500	352	516	502	559
Intangible asset amortization	305	446	445	444	445
Other general and administrative	1,691	1,237	1,298	1,918	1,484
Total noninterest expense	19,801	19,053	19,739	19,260	18,760
Income Before Income Taxes	12,335	12,833	11,234	9,698	8,760
Income Taxes	2,757	3,040	2,380	1,988	1,808
Net Income	9,578	9,793	8,854	7,710	6,952
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	(2,420)	2,657	6,610	1,149	6,464
Reclassification adjustment for realized loss on sale of available- for-sale securities	347	-	-	-	-
Net unrealized gain (loss) on available- for-sale securities	(2,073)	2,657	6,610	1,149	6,464
Tax expense (benefit)	(435)	558	1,388	241	1,358
Other comprehensive income (loss)	(1,638)	2,099	5,222	908	5,106
Comprehensive Income	$7,940	$11,892	$14,076	$8,618	$12,058
Basic Earnings Per Share	$0.70	$0.71	$0.64	$0.56	$0.51
Diluted Earnings Per Share	$0.70	$0.71	$0.64	$0.56	$0.51
Dividends Declared	$0.23000	$0.23000	$0.22750	$0.22125	$0.22125

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
			(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$172,847	$97,249	$116,448	$87,596	$172,612
Federal funds sold	623	469	582	635	425
Total cash and cash equivalents	173,470	97,718	117,030	88,231	173,037

Interest-bearing time deposits	1,253	1,498	1,498	1,992	1,992
Securities - available-for-sale	429,623	422,072	422,773	431,102	438,568
Other securities, at cost	12,672	13,032	11,509	13,994	14,062
Loans held for sale	5,579	3,934	3,003	6,359	2,331
Loans, net of allowance for credit losses	2,654,135	2,685,990	2,632,668	2,599,917	2,555,552
Premises and equipment	31,534	31,864	32,321	32,885	33,163
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	4,972	5,175	5,537	5,810	5,805
Bank owned life insurance	45,407	47,410	35,602	35,355	35,116
Other assets	40,247	39,331	42,453	43,760	42,802
Total Assets	$3,485,569	$3,434,382	$3,390,752	$3,345,763	$3,388,786

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$520,348	$527,327	$500,742	$497,804	$502,318
Interest-bearing
NOW accounts	910,723	876,151	920,099	899,602	874,881
Savings	753,289	729,472	713,391	691,468	696,635
Time	625,302	597,785	617,679	621,455	626,450
Total deposits	2,809,662	2,730,735	2,751,911	2,710,329	2,700,284

Federal funds purchased and securities sold under agreements to repurchase	14,762	37,718	22,718	27,562	27,258
Federal Home Loan Bank (FHLB) advances	218,987	227,377	187,913	188,445	245,474
Subordinated notes, net of unamortized issuance costs	34,962	34,933	34,904	34,875	34,846
Dividend payable	3,128	3,125	3,091	3,000	2,997
Accrued expenses and other liabilities	28,120	29,632	28,435	30,760	33,326
Total liabilities	3,109,621	3,063,520	3,028,972	2,994,971	3,044,185

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value authorized 40,000,000 shares 3/31/26 and 12/31/25; issued 14,564,425 shares 3/31/26 and 12/31/25; outstanding 13,768,667 shares 3/31/26 and 13,748,074 shares 12/31/25	135,270	135,531	135,170	135,805	135,407
Treasury stock - 795,758 shares 12/31/25 and 816,351 shares 12/31/25	(10,403)	(10,636)	(10,584)	(10,674)	(10,768)
Retained earnings	264,607	257,855	251,181	244,870	240,079
Accumulated other comprehensive loss	(13,526)	(11,888)	(13,987)	(19,209)	(20,117)
Total stockholders' equity	375,948	370,862	361,780	350,792	344,601
Total Liabilities and Stockholders' Equity	$3,485,569	$3,434,382	$3,390,752	$3,345,763	$3,388,786

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended
Selected financial data	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Return on average assets	1.14%	1.14%	1.05%	0.92%	0.85%
Return on average equity	10.31%	10.55%	9.83%	8.88%	8.31%
Yield on earning assets	5.38%	5.55%	5.62%	5.45%	5.19%
Cost of interest-bearing liabilities	2.54%	2.69%	2.83%	2.83%	2.76%
Net interest spread	2.84%	2.86%	2.79%	2.62%	2.43%
Net interest margin	3.42%	3.46%	3.40%	3.22%	3.03%
Efficiency ratio	60.08%	58.38%	63.11%	64.93%	66.79%
Dividend payout ratio	32.62%	31.90%	34.90%	38.91%	43.10%
Tangible book value per share	$20.76	$20.40	$19.71	$18.91	$18.44
Tier 1 leverage ratio	9.02%	8.81%	8.74%	8.50%	8.44%
Average shares outstanding	13,754,684	13,749,420	13,733,858	13,720,339	13,706,003

Loans	March 31, 2026	December 30, 2025	September 30, 2025	June 30, 2025	March 31, 2025
(Dollar amounts in thousands)
Commercial real estate	$1,315,549	$1,355,571	$1,355,166	$1,345,953	$1,325,698
Agricultural real estate	215,846	217,034	222,145	221,004	215,898
Consumer real estate	534,987	526,439	522,416	523,781	523,383
Commercial and industrial	309,046	314,405	296,084	293,826	278,254
Agricultural	228,730	218,050	179,361	157,870	153,607
Consumer	55,576	58,838	60,469	59,348	60,115
Other	22,564	23,133	24,086	24,653	24,985
Less: Net deferred loan fees costs and other (1)	(1,436)	(1,511)	(1,452)	(1,488)	(1,748)
Total loans, net	$2,680,862	$2,711,959	$2,658,275	$2,624,947	$2,580,192

(1) Excludes carrying value adjustments of $1.1 million as of March 31, 2026, $1.7 million as of December 31, 2025, $1.9 million as of September 30, 2025, $1.9 million as of June 30, 2025 and $1.7 million as of March 31, 2025 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
(Dollar amounts in thousands)
Nonaccrual loans	$11,070	$11,256	$5,155	$3,745	$4,492
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$11,070	$11,256	$5,155	$3,745	$4,492
Other real estate owned	$319	$-	$-	$-	$-
Nonperforming assets	$11,389	$11,256	$5,151	$3,745	$4,492

Allowance for credit losses - loans	$27,830	$27,688	$27,475	$26,977	$26,352
Allowance for credit losses - off balance sheet credit exposures	1,041	1,035	1,037	1,308	1,281
Total allowance for credit losses	$28,871	$28,723	$28,512	$28,285	$27,633
Total allowance for credit losses/ total loans	1.08%	1.06%	1.07%	1.08%	1.07%
Net charge-offs:
Quarter-to-date	$160	$354	$59	$36	$285
Year-to-date	$160	$734	$380	$321	$285
Net charge-offs to average loans
Quarter-to-date	0.01%	0.01%	0.00%	0.00%	0.01%
Year-to-date	0.01%	0.03%	0.01%	0.01%	0.01%
Nonperforming loans/total loans	0.42%	0.42%	0.19%	0.14%	0.17%
Allowance for credit losses/ nonperforming loans	251.40%	245.98%	532.98%	720.35%	586.64%
NPA coverage ratio	244.36%	245.98%	532.98%	720.35%	586.64%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2026			March 31, 2025
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,699,645	$39,827	5.90%	$2,578,531	$37,072	5.75%
Taxable investment securities	438,799	2,830	2.58%	458,519	2,739	2.39%
Tax-exempt investment securities	13,228	69	2.64%	18,310	78	2.16%
Fed funds sold & other	66,720	572	3.40%	105,770	1,113	4.21%
Total Interest Earning Assets	3,218,392	$43,298	5.38%	3,161,130	$41,002	5.19%

Nonearning Assets	192,648			166,630

Total Assets	$3,411,040			$3,327,760

Interest-Bearing Liabilities:
NOW accounts and savings deposits	$1,625,117	$8,531	2.10%	$1,543,665	$8,564	2.22%
Time deposits	602,375	4,718	3.13%	627,498	5,424	3.46%
Other borrowed money	215,937	2,176	4.03%	245,734	2,550	4.15%
Fed funds purchased & securities
sold under agreement to repurchase	17,285	145	3.36%	27,480	271	3.94%
Subordinated notes	34,943	284	3.25%	34,828	284	3.26%
Total Interest-Bearing Liabilities	$2,495,657	$15,854	2.54%	$2,479,205	$17,093	2.76%

Noninterest-Bearing Liabilities	538,460			509,190

Stockholders' Equity	$376,923			$339,365

Net Interest Income and Interest Rate Spread		$27,444	2.84%		$23,909	2.43%

Net Interest Margin			3.42%			3.03%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	March 31, 2026						March 31, 2025
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$39,827	5.90%	$39,447	5.85%	$380	0.05%	$37,072	5.75%	$36,468	5.66%	$604	0.09%
Taxable investment securities	2,830	2.58%	2,830	2.58%	-	0.00%	2,739	2.39%	2,739	2.39%	-	0.00%
Tax-exempt investment securities	69	2.64%	69	2.64%	-	0.00%	78	2.16%	78	2.16%	-	0.00%
Fed funds sold & other	572	3.40%	572	3.40%	-	0.00%	1,113	4.21%	1,113	4.21%	-	0.00%
Total Interest Earning Assets	43,298	5.38%	42,918	5.34%	380	0.04%	41,002	5.19%	40,398	5.11%	604	0.08%

Interest-Bearing Liabilities:
NOW accounts and savings deposits	$8,531	2.10%	$8,531	2.10%	$-	0.00%	$8,564	2.22%	$8,564	2.22%	$-	0.00%
Time deposits	4,718	3.13%	4,718	3.13%	-	0.00%	5,424	3.46%	5,424	3.46%	-	0.00%
Other borrowed money	2,176	4.03%	2,173	4.03%	3	0.00%	2,550	4.15%	2,547	4.15%	3	0.00%
Fed funds purchased and securities
sold under agreement to repurchase	145	3.36%	145	3.36%	-	0.00%	271	3.94%	271	3.94%	-	0.00%
Subordinated notes	284	3.25%	284	3.25%	-	0.00%	284	3.26%	284	3.26%	-	0.00%
Total Interest-Bearing Liabilities	15,854	2.54%	15,851	2.54%	3	0.00%	17,093	2.76%	17,090	2.76%	3	0.00%

Interest/Dividend income/yield	43,298	5.38%	42,918	5.34%	380	0.04%	41,002	5.19%	40,398	5.11%	604	0.08%
Interest Expense / yield	15,854	2.54%	15,851	2.54%	3	0.00%	17,093	2.76%	17,090	2.76%	3	0.00%
Net Interest Spread	27,444	2.84%	27,067	2.80%	377	0.04%	23,909	2.43%	23,308	2.35%	601	0.08%
Net Interest Margin		3.42%		3.37%		0.05%		3.03%		2.95%		0.08%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts